Execution version
EXHIBIT 10.3

SUPPLEMENTAL AGREEMENT
dated ___21__ DECEMBER 2018

between

IRIDIUM COMMUNICATIONS INC.
as Parent

and

IRIDIUM SATELLITE LLC
as Borrower

and

THE GUARANTORS
and

SOCIÉTÉ GÉNÉRALE
the BPIAE Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Security Agent

relating to a BPIAE Facility Agreement
dated 4 October 2010
as amended from time to time
and as further amended on the Effective Date (as defined herein)

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Execution version
EXHIBIT 10.3

CONTENTS
Clause    Page

1.	Interpretation	3
2.	Amendments	4
3.	Release of Share Pledge	4
4.	Long Stop Date	5
5.	Representations	5
6.	Costs and Expenses	6
7.	Consents	6
8.	Security	7
9.	Miscellaneous	7
10.	Governing Law	8
11.	Enforcement	8
Schedule

1.	Conditions Precedent	10
2.	Amendments to the Facility Agreement	13
3.	Form of Direct Agreement	20
4.	Form of Amended and Restated Hosting Cost Reimbursement Agreement	21

Signatories		22

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THIS AGREEMENT is dated __21__ December 2018
BETWEEN:

(1)	IRIDIUM COMMUNICATIONS INC., a Delaware corporation (the Parent);

(2)	IRIDIUM SATELLITE LLC, a Delaware limited liability company, as borrower (the Borrower);

(3)	THE GUARANTORS under and as defined in the Facility Agreement (defined below);

(4)	SOCIÉTÉ GÉNÉRALE as agent of the other Finance Parties (in this capacity the BPIAE Agent); and

(5)	DEUTSCHE BANK TRUST COMPANY AMERICAS as security agent and trustee for the Secured Parties (in this capacity the Security Agent).
BACKGROUND

(A)	We refer to the Facility Agreement.

(B)
By way of a waiver request dated 2 November 2018 (the Waiver Request) the Borrower informed the BPIAE Agent that Aireon is in the process of negotiating a financing (the Aireon Financing). In order to facilitate such Aireon Financing, the Borrower requested certain amendments to be made to the arrangements contemplated by the Facility Agreement.

(C)
As indicated in the Waiver Request, the Aireon Financing contemplates that the share capital structure of Aireon be modified. Consequently the Borrower has requested the BPIAE Agent to consent to the release of security over the share pledge dated 01 August 2012 entered into between the Borrower and the Security Agent (the Existing Share Pledge Agreement) and, solely to the extent relating to a grant of security over the limited liability company interest of Aireon LLC, the security agreement dated 13 October 2010, entered into between the Security Agent, the Parent, the Borrower and the other Obligors party thereto (the Existing NY Security Agreement).

(D)
BPIAE and the Lenders have consented to the amendments to the Facility Agreement in the manner set out in Schedule 2 (Amendments to the Facility Agreement) of this Agreement and the release of the Existing Share Pledge Agreement subject to the terms of this Agreement.

(E)	Accordingly, the BPIAE Agent is authorised to execute this Agreement on behalf of the Finance Parties.
IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

(a)	In this Agreement:

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Aireon HoldCo has the meaning given to it in Schedule 2 (Amendments to the Facility Agreement).
Aireon HoldCo Share Pledge Agreement means a share pledge agreement with respect to the shares in Aireon HoldCo (as defined in the amended Facility Agreement) to be entered into by the Borrower as pledgor and the Security Agent.
Effective Date has the meaning given to it in Clause 2 (Amendments).
Facility Agreement means the Facility Agreement between among others the Parent, the Borrower, the Guarantors and the BPIAE Agent dated 4 October 2010 and as amended from time to time.

(b)	Capitalised terms defined in the Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2	Construction
The principles of construction set out in clause 1.2 of the Facility Agreement will have effect as if set out in this Agreement.

2.	AMENDMENTS

(a)
The Facility Agreement shall be amended in the manner set out in Schedule 2 (Amendments to the Facility Agreement) from the date on which the BPIAE Agent has notified the Borrower and the Lenders that it has received all of the documents and evidence set out in Schedule 1 (Conditions Precedent) in form and substance satisfactory to it (acting on the instructions of all Lenders) (the Effective Date).

(b)	The BPIAE Agent shall, promptly upon receipt of all the documents referred to in 2(a) above, notify the Borrower and the Lenders.

(c)
On and after the date hereof, each reference in the Facility Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Facility Agreement, and each reference in other Finance Documents to the “Facility Agreement”, “thereunder”, “thereof” or words of like import referring to the Facility Agreement shall mean and be a reference to the Facility Agreement as amended by this Agreement.

3.	RELEASE OF SHARE PLEDGE

(a)	With effect from the Effective Date the Security Agent (acting on the instructions of the BPIAE Agent) will unconditionally and irrevocably:

(i)	release the pledge created under the Existing Share Pledge Agreement;

(ii)	terminate the Existing Share Pledge Agreement; and

(iii)	discharge the Borrower from all its obligations under the Existing Share Pledge Agreement.

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(b)
On the Effective Date, the Security Agent (acting on the instructions of the BPIAE Agent, on behalf of the Lenders) will sign a release letter in respect of the Existing Share Pledge Agreement and, solely to the extent relating to a grant of security over the limited liability company interest of Aireon LLC, the Existing NY Security Agreement, in form and substance reasonably satisfactory to the Borrower (including an authorization for the Borrower to file a UCC-3 termination financing statement as it relates to the Existing Share Pledge Agreement), and will take such other actions reasonably requested by the Borrower as may be necessary to effect such release.

4.	LONG STOP DATE
If the Effective Date has not occurred by 30 June 2019, the Facility Agreement will not be amended in the manner contemplated by this Agreement and the Existing Share Pledge Agreement will not be released as contemplated under Clause 3 above.

5.	REPRESENTATIONS

5.1	Representations
The representations set out in this Clause are made by each Obligor to each Finance Party on:

(a)	the date of this Agreement; and

(b)	the Effective Date.

5.2	Powers and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

5.3	Legal validity
Subject to the Legal Reservations, the obligations expressed to be assumed by it in this Agreement to which it is a party are legal, valid, binding and enforceable obligations.

5.4	Non-conflict
The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)
any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument where such circumstance has or is reasonably likely to have a Material Adverse Effect.

5.5	Authorisations

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All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

5.6	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of this Agreement will be recognised and enforced in its Relevant Jurisdictions.

(b)	Subject to the Legal Reservations, any judgment obtained in relation to this Agreement will be recognised and enforced in its Relevant Jurisdictions.

5.7	Credit Agreement
Unless a representation and warranty set out in clause 20 (Representations) of the Facility Agreement is expressed to be given at a specific date, each Obligor makes the representations and warranties set out in clause 20 (Representations) of the Facility Agreement (other than the representations and warranties in clauses 20.14(a), (b) and (c) (Original Financial Statements), 20.18 (Taxation) and 20.24 (Shares and Material Companies) of the Facility Agreement) on:

(a)	the date of this Agreement; and

(b)	the Effective Date,
in each case as if references to the Facility Agreement are references to the Facility Agreement, as amended by this Agreement, with reference to the facts and circumstances then existing, provided that, in the case of those representations and warranties contained in clause 20.13 (No misleading information) of the Facility Agreement, such representations and warranties are made with respect to any information delivered under or in connection with this Agreement.

6.	COSTS AND EXPENSES

(a)	The Borrower must pay to the BPIAE Agent for the account of the BPIAE Agent, all costs and expenses incurred by the BPIAE Agent in relation to this Agreement.

(b)	The Borrower must pay to the Security Agent all costs and expenses incurred by it in relation to this Agreement and the Aireon HoldCo Share Pledge Agreement.

7.	CONSENTS
Each Obligor:

(a)	agrees to the amendment of the Facility Agreement as contemplated by this Agreement; and

(b)	with effect from the Effective Date, confirms that any guarantee or security given by it or created under a Finance Document will:

(i)	continue in full force and effect; and

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(ii)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this Agreement.

8.	SECURITY

(a)	On the Effective Date, each Obligor confirms that:

(i)
any Security (as defined in the Transaction Security Documents) in favour of the Secured Parties created by it under the Transaction Security Documents extends to the obligations of the Obligors under the Finance Documents (including as amended by this Agreement) subject to any limitations set out in the Transaction Security Documents;

(ii)
the obligations of the Obligors arising under the Facility Agreement (as amended by this Agreement) are included in the Secured Liabilities (as defined in the Transaction Security Documents) subject to any limitations set out in the Transaction Security Documents; and

(iii)
the Security (as defined in the Transaction Security Documents) in favour of the Secured Parties created under the Transaction Security Documents continue in full force and effect on the terms of the respective Transaction Security Documents.

(b)	No part of this Agreement will create, creates or is intended to create, a registrable Security (as defined in the Transaction Security Documents).

9.	MISCELLANEOUS

(a)	This Agreement is a Finance Document.

(b)
Subject to the terms of this Agreement, the Facility Agreement will remain in full force and effect and, from the Effective Date, the Facility Agreement and this Agreement will be read and construed as one document.

(c)
Except to the extent expressly stated in this Agreement, no waiver is given by this Agreement, and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, a Finance Document.

(d)
Each Finance Party reserves any other right or remedy it may have now or subsequently. This Agreement does not constitute a waiver of any right or remedy other than in relation to the specific waivers expressly given under this Agreement.

(e)
Nothing in this Agreement shall affect the rights of any Finance Party in respect of the occurrence of any other Default or Event of Default which is continuing and which has not been remedied or waived in accordance with the terms of the Finance Documents or which arises on or after the date of this Agreement.

(f)	By its execution of this Agreement, the BPIAE Agent hereby directs and instructs the Security Agent to execute this Agreement.

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10.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	ENFORCEMENT

11.1	Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 11.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

11.2	Arbitration

(a)
Notwithstanding the above terms of this Clause, if the BPIAE Agent so elects in writing, any dispute, difference, claim or controversy arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, breach or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules (for the purposes of this Subclause, the Rules).

(b)
The Rules are incorporated by reference into this Clause and capitalised terms used in this Clause which are not otherwise defined in this Agreement, have the meaning given to them in the Rules. Any requirement in the Rules to take account of the nationality of a person considered for appointment as an arbitrator shall be disapplied and a person shall be nominated or appointed as an arbitrator (including as Chairman) regardless of his or her nationality.

(c)	The number of arbitrators shall be three. The parties agree that the London Court of International Arbitration shall appoint the Arbitral Tribunal without regard to any party's nomination.

(d)	Each Obligor and each Finance Party:

(i)	expressly agrees and consents to this procedure for nominating and appointing the Arbitral Tribunal; and

(ii)	irrevocably and unconditionally waives any right to choose its own arbitrator.

(e)	The seat, or legal place of arbitration, shall be London. The language used in the arbitral proceedings shall be English.

11.3	Waiver of trial by jury

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Each party waives any right it may have to a jury trial of any claim or cause of action in connection with any finance document or any transaction contemplated by any finance document. This agreement may be filed as a written consent to trial by the court.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
CONDITIONS PRECEDENT

1.	Corporate documentation

(a)
A copy of the constitutional documents of the Borrower (it being understood and agreed that the copies of the constitutional documents of the Borrower previously delivered to the BPIAE Agent on or prior to the date of this Agreement shall not be required to be redelivered pursuant to this paragraph (1)(a)).

(b)	A copy of a resolution of the board of directors or members (as applicable) of the Borrower:

(i)
approving the terms of, and the transactions contemplated by, this Agreement and the amended Facility Agreement and resolving that it execute, deliver and perform the amended Facility Agreement and the Agreement;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the amended Facility Agreement and the Agreement.

(c)
A specimen of the signature of each person authorised on behalf of the Borrower to enter into the Agreement or to sign or send any document or notice in connection with the amended Facility Agreement and the Agreement (unless previously delivered to the BPIAE Agent on or prior to the date of this Agreement).

(d)	A certificate of an authorised officer of the Borrower certifying that:

(i)
each copy document specified in paragraph (1)(a) of this Schedule delivered by the Borrower is true and complete as in effect on the date of such certificate, or if previously delivered to the BPIAE Agent, a certification that such documents previously delivered to the BPIAE Agent have not been amended, supplemented or otherwise modified (except for those amendments, modifications, waivers, supplements thereto for which true and complete copies have been provided to the BPIAE Agent) and such documents previously delivered (together with any amendments, modifications, waivers or supplements thereto delivered to the BPIAE Agent, if applicable) remain true and complete copies;

(ii)
each copy document specified in paragraph (1)(b) of this Schedule delivered by the Borrower is true and complete and has not been amended, annulled, rescinded or revoked and there exist no other resolutions of the Borrower relating to the matters set forth therein; and

(iii)	borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

2.	Legal opinion

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(a)
A legal opinion of Milbank under New York law in relation to the capacity of the Borrower and the validity and enforceability of the Aireon HoldCo Share Pledge Agreement, addressed to the BPIAE Agent (for itself and for the benefit of the Lenders) in form and substance reasonably satisfactory to the BPIAE Agent (acting on the instructions of the Lenders).

(b)
A legal opinion of Allen & Overy LLP under English law in relation to the validity and enforceability of this Agreement in form and substance reasonably satisfactory to the BPIAE Agent (acting on the instructions of the Lenders).

3.	BPIAE Insurance Policy
BPIAE has notified the BPIAE Agent, pursuant to BPIAE’s notification dated 18 December 2018, that it agrees to the amendment of the Facility Agreement as contemplated by this Agreement.

4.	Aireon System Debt

(a)	Iridium will have, substantially contemporaneously herewith, confirmed in writing that Aireon will have entered into the finance documents relating to the Aireon Financing of at least $200,000,000.

(b)
The BPIAE Agent will have received satisfactory evidence that on the date of the initial disbursement under the Aireon Financing, Aireon will make a payment of the Hosting Cost Reimbursement of at least $34,000,000 less any Designated Aireon Receivable payment that is made after the date hereof but prior to the initial disbursement under the Aireon Financing.

(c)
The direct agreement to be entered into between, the Borrower, Aireon and DEUTSCHE BANK TRUST COMPANY AMERICAS (as the collateral agent), pursuant to the Aireon Financing is entered into in substantially the form attached hereto as Schedule 3 (with such amendments as may be agreed by the BPIAE Agent).

(d)
The amended and restated Hosting Cost Reimbursement Agreement to be entered into in the frame of the Aireon Financing is entered into in substantially the form attached hereto as Schedule 4 (with such amendments as may be agreed by the BPIAE Agent).

(e)
Confirmation in writing to the BPIAE Agent by or on behalf of the provider of the Aireon System Debt to Aireon that it has no recourse against any member of the NEXT Group or any of the NEXT Group's assets except in relation to (a) the direct agreement referred to in paragraph 4(c) above, (b) the security interests created over the shares of Aireon by Aireon HoldCo and (c) the security interest granted by Aireon over its rights in respect of its agreements with the Borrower and any other member of the NEXT Group.

5.	Share Pledge

(a)	The Security Agent has entered into the Aireon HoldCo Share Pledge Agreement, in form substantially similar to the Existing Share Pledge Agreement.

(b)	Evidence that Aireon HoldCo will own 100% of Aireon’s share capital.

6.	Other documents and evidence

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(a)	Evidence that all fees, costs and expenses then due and payable from the Borrower under this Agreement have been paid.

(b)	An updated Group structure chart.

(c)
A copy of any other Authorisation or other document, opinion or assurance which the BPIAE Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

7.	Miscellaneous
Confirmation by the Borrower that

(a)	no Default is continuing or would result from the Facility Agreement being amended in the manner set out in Schedule 2 (Amendments to the Facility Agreement); and

(b)
the representations and warranties which are then to be made or deemed to be repeated by each Obligor under this Agreement and the Facility Agreement (including, as applicable, on the Effective Date and under the Facility Agreement, as amended by this Agreement) are true in all material respects.

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SCHEDULE 2
AMENDMENTS TO THE FACILITY AGREEMENT

1.	Clause 1.1 (Definitions) is amended by :

(a)	inserting a new definition of “Aireon” as follows:
“Aireon means Aireon LLC, a Delaware limited liability company, and any successor entity thereto, provided that it is and remains at all times:
(a)    a Ring Fenced Company;
(b)    a bankruptcy remote, single purpose vehicle whose sole business comprises the Aireon System Project and any transaction incidental to and in support of such project (including the Aireon System Debt); and
(c)    has no Financial Indebtedness other than the Aireon System Debt.”

(b)	inserting a new definition of “Aireon Direct Agreement” as follows:
“Aireon Direct Agreement means the direct agreement entered into by Aireon, the Borrower and DEUTSCHE BANK TRUST COMPANY AMERICAS (as the collateral agent) in the frame of the Aireon System Debt.”

(c)	in the definition of “Aireon Equity Injection”, replacing the first, third and fourth references to “the Excluded Company” with “Aireon indirectly through Aireon HoldCo”;

(d)	replacing the definition of “Aireon Equity Instruments” with the following definition:
Aireon Equity Instruments means equity-linked instruments, capital stock, shares or other equivalent instruments, subordinated debt or other securities issued by Aireon HoldCo, or subordinated debt issued by Aireon, to any member of the Senior Credit Group including any additional contribution made in respect of such instruments, subordinated debt or other securities, which are subject to Transaction Security (until disposed of in accordance with the terms of this Agreement) in favour of the Security Agent.

(e)	inserting a new definition of “Aireon HoldCo” as follows:
“Aireon HoldCo means Aireon Holdings LLC, Delaware limited liability company, and any successor entity thereto, provided that it is and remains at all times:

(a)	a Ring Fenced Company and, so long as it is a Subsidiary of a member of the NEXT Group, does not own by itself or together with any member of the NEXT Group any Subsidiaries other than Aireon;

(b)	a bankruptcy remote, single purpose vehicle whose sole business comprises the Permitted Aireon HoldCo Business; and

(c)	has no Financial Indebtedness.”

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(f)	in the definition of “Aireon Investment Agreement” replacing all reference to “the Excluded Company” with “Aireon HoldCo”;

(g)	inserting a new definition of “Aireon Share Pledge” as follows:
“Aireon Share Pledge means the share pledge granted not earlier than the Seventh Supplemental Effective Date by Aireon HoldCo over its equity interests in Aireon in order to secure the Aireon System Debt.”

(h)	replacing the definition of Aireon System Debt by the following definition:
“Aireon System Debt means any Financial Indebtedness incurred by Aireon in connection with the Aireon System Project (including any transaction incidental and in support of the Aireon System Project and including for the avoidance of doubt the “Credit Facility” as such term is defined in the Hosting Cost Reimbursement Agreement), provided that the provider of the Financial Indebtedness to Aireon has (and has confirmed in writing (directly or through its agent) to the Borrower and the BPIAE Agent that it has) no recourse against any member of the NEXT Group or any of the NEXT Group's assets (save for specifically identified recourse acceptable to all Lenders).”

(i)	in the definition of Aireon System Document replacing all reference to “the Excluded Company” with “Aireon”;

(j)	replacing the definition of Airtime Credits Agreement by the following definition:
Airtime Credits Agreement means any agreement or arrangement entered into between Aireon and any member of the Senior Credit Group pursuant to which such member of the Senior Credit Group has agreed, in exchange for Aireon Equity Instruments, to provide and make available (directly or indirectly) to Aireon from time to time Airtime Credits, in an aggregate amount of up to $20,000,000, for application as discharge of the Aireon System Debt owed to Harris Corporation by Aireon, provided that, under no circumstances will Harris Corporation have any recourse to any member of the NEXT Group or any of the NEXT Group's assets in respect of such Aireon System Debt.

(k)	in the definition of Designated Aireon Receivable replacing all reference to “the Excluded Company” with “Aireon”:

(l)	replacing the definition of Excluded Company with the following definition:
“Excluded Company means each of Aireon and Aireon HoldCo, or such one of them as is required in context.”

For avoidance of doubt, all reference to “Excluded Company” shall be interpreted to refer to each of Aireon and Aireon HoldCo in each of the following definitions: Material Company, NEXT Group, Permitted Joint Venture, Permitted Senior Credit Group Business, and Senior Credit Group.

(m)	replacing the definition of Hosting Cost Reimbursement Agreement with the following definition:

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“Hosting Cost Reimbursement Agreement means the hosting cost reimbursement agreement No. IS-12-033 entered into between Iridium Satellite LLC and Aireon LLC on 19 November 2012 as amended and restated on the Seventh Supplemental Effective Date (as amended from time to time).”

(n)	replacing the definition of Independent Director with the following definition:
“Independent Director means in relation to each Excluded Company, a director of the Excluded Company, whose vote is separate and independent from that of any board member of the NEXT Group members and whose vote is needed before the filing of any insolvency, reorganization case or proceeding to consolidate or merge the Excluded Company with or into any member of the NEXT Group or sell all or substantially all of its assets or to institute proceedings under any applicable insolvency law or to have the Excluded Company be adjudicated bankrupt or insolvent, to seek any relief under any law relating to relief from debts or the protection of debtors, or consent to the filing or the institution of bankruptcy or insolvency proceedings against the Excluded Company or file a petition seeking, or consent to, reorganization or relief with respect to the Excluded Company under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian (or other similar official) of or for the Excluded Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Excluded Company, or admit in writing the Excluded Company's inability to pay its debts generally as they become due, or take action in furtherance of any of the foregoing.”

(o)	Inserting a new definition of “Iridium Hosting Fee Payment Conditions” as follows:
Iridium Hosting Fee Payment Conditions means the conditions under the Aireon System Debt for the drawdown of funds in order to finance the payment by Aireon to Iridium of the Hosting Cost Reimbursement under the Hosting Cost Reimbursement Agreement.

(p)	in the definition of Non Eligible Capital Raising replacing the reference to “the Excluded Company” with “Aireon indirectly through Aireon HoldCo”

(q)
in paragraph (d) of the definition of Permitted Acquisition/Investment replacing the first reference to “the Excluded Company” with “the Excluded Companies” and replacing the second reference to “the Excluded Company” with “Aireon indirectly through Aireon HoldCo”

(r)	inserting a new definition of “Permitted Aireon HoldCo Business” as follows:
“Permitted Aireon HoldCo Business means:

(a)	the maintenance of Aireon HoldCo's legal existence (including the ability to incur and pay, as applicable, reasonable administrative costs and expenses and taxes relating to such maintenance); and

(b)	Aireon HoldCo's ownership of equity interests in Aireon and activities reasonably incidental to its status as a shareholder in relation thereto.”

(s)	In the definition of Ring Fenced Company:

(i)	replacing paragraph (c) of the definition with the following paragraph:

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“does not carry on any trade with, or otherwise contract or deal with a member of the NEXT Group other than, as the case may be, the Aireon System Documents or the Permitted Aireon HoldCo Business, and any other arms-length transaction, undertaken in good faith for its bona fide business purposes;”

(ii)	replacing paragraph (l) of the definition with the following paragraph:
“files tax returns, if any, as may be required under applicable law, separately from the members of the NEXT Group;”

(iii)	replacing paragraph (n) of the definition with the following paragraph:
“pays its own liabilities and expenses out of its own funds, including the proceeds of the Aireon Equity Injection and, in the case of Aireon HoldCo, including any distributions received from Aireon;”

(t)	Inserting a new definition of “Seventh Supplemental Effective Date” as follows:
“Seventh Supplemental Effective Date has the meaning ascribed to the term Effective Date in the Seventh Supplemental Agreement”

(u)	Inserting a new definition of “Seventh Supplemental Agreement” as follows:
“Seventh Supplemental Agreement means the supplemental agreement dated 21 December 2018 between the BPIAE Agent and the Borrower relating to certain amendments and waivers to this Agreement”

(v)	in the definition of Technical Adviser's Quarterly Report replacing the reference to “the Excluded Company” with “Aireon”

2.	Clause 21 (Information Undertakings) is amended by adding the following new Clause 21.13 (Aireon Transaction)
“21.13 (Aireon Transaction)

(a)	The Parent shall on each payment date of a Minimum Semi-Annual Payment (as such term is defined in the Hosting Cost Reimbursement Agreement):

(i)	inform the BPIAE Agent of the fulfilment (or not) of the Iridium Hosting Fee Payment Conditions (including but not limited to the level of “Forward Refinancing DSCR”); and

(ii)
communicate details of any drawdown under the Aireon System Debt and the allocation of such funds to be used for operational needs of Aireon, funds used for fees paid relating to the Aireon System Debt and funds used to pay the Hosting Cost Reimbursements.

(b)
The Parent shall promptly upon being aware of them, communicate details of any amendment to the Aireon System Debt that may have an impact directly or indirectly on the Iridium Hosting Fee Payment Conditions.

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3.	Clause 22.1(d) is amended by adding the words “(directly or indirectly)” immediately after the words “from Aireon”.

4.	Clause 23.33 (Aireon Transaction) is amended by:

(a)	replacing paragraph (a) with the following paragraph:
“The Parent shall ensure that each Excluded Company is and remains at all times:

(i)
a Ring Fenced Company; which in the case of Aireon HoldCo, to the extent it is a Subsidiary of a member of the NEXT Group, does not own by itself or together with any member of the NEXT Group any Subsidiaries (other than its ownership of equity interests in Aireon);

(ii)
a bankruptcy remote, single purpose vehicle whose sole business comprises, in the case of Aireon, the Aireon System Project and any transaction incidental and in support of such project (including the Aireon System Debt) or, in the case of Aireon HoldCo, the Permitted Aireon HoldCo Business; and

(iii)	has no Financial Indebtedness other than the Aireon System Debt.”

(b)	replacing paragraph (b) with the following paragraph:
“The Parent shall ensure that, except as contemplated by Section 3.6.4 of the Limited Liability Company Agreement of Aireon HoldCo, dated as of to be entered into on or around the date hereof (the Identified Aireon Disposal Agreement), no member of the NEXT Group will enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any Aireon Equity Instruments prior to NEXT System Completion.”

(c)	replacing paragraph (e) with the following paragraph:
“The Borrower shall not enter into (i) any amendment of the Hosting Cost Reimbursement Agreement or any other agreement or contract (including the Aireon Direct Agreement or any other document entered into by the Borrower in relation to the Aireon System Debt) or (ii) any new agreement or contract, in each case to the extent that such amendment or new agreement or contract could reasonably be expected to have the effect of modifying the conditions, timing or amount of payments under the Hosting Cost Reimbursement Agreement (including by way of subordination, assignment, security or turnover), without the prior written consent of the BPIAE Agent acting on the instructions of all Lenders.”

5.	The following new Clause 23.34 (Aireon HoldCo) is inserted in place of the existing Clause 23.34 (which has been reserved):
“23.34 Aireon HoldCo

(a)	The Borrower shall ensure that Aireon HoldCo:

(i)	will not trade, carry on any business or activity, own any assets or incur any liabilities except for Permitted Aireon HoldCo Business;

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(ii)
will not acquire any asset or company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company (in each case other than as is reasonably incidental to paragraph (b) of “Permitted Aireon HoldCo Business”);

(iii)	will not create or permit to subsist any Security over any of its assets, except for the Aireon Share Pledge;

(iv)	subject to enforcement of the Aireon Share Pledge, will remain the sole 100% shareholder of Aireon; and

(v)	will not incur or allow to remain outstanding any guarantee in respect of any obligation of any person (other than in respect of the Aireon System Debt).

(b)	The Borrower shall promptly provide to the BPI Agent:

(i)
all information it receives in relation to the status of conditions, timing or amounts of payments (including any deferral of the originally scheduled date of payment) of the Designated Aireon Receivable;

(ii)
all information it obtains in any capacity in relation to an event of default, a potential event of default, an acceleration action or enforcement action under the Aireon System Debt (including pursuant to an “Enforcement Notice” or a “Substitution Notice” as such terms are defined in the Aireon Direct Agreement); and

(iii)
all information it obtains in any capacity in relation to any events arising under the Aireon System Debt which may have an adverse consequence on (x) the conditions, timing or amount of payments of the Designated Aireon Receivable, (y) the value of the Charged Property or (z) the rights of the Finance Parties hereunder.

(c)
Notwithstanding clause (b) above, the Borrower shall not be required to provide and disclose any information, reports, notices, documents and communications that (i) (x) were provided to the Borrower by the Excluded Company in connection with the Excluded Company obtaining legal services from Borrower (or certain of its employees) or (y) constitute attorney work product prepared by the Borrower (or certain of its employees) for the benefit of the Excluded Company, in each case, to the extent such disclosure would constitute a breach of the attorney-client privilege established between the Borrower (or certain of its employees) and the Excluded Company; (ii) would violate any applicable law or order; or (iii) would violate any nondisclosure or confidentiality agreement to which the Borrower is a party.

(d)
If the Aireon Share Pledge is enforced the Borrower shall notify the BPIAE Agent promptly upon becoming aware of the same and promptly enter into discussions with the BPIAE Agent and the Lenders for a period of 60 days after such notification in order to identify the direct or indirect adverse consequences of the enforcement and reach an agreement to remedy or mitigate such adverse consequences. If a remedial course of action is agreed, the Borrower shall, as soon as reasonably practicable thereafter (but in any case within 10 Business Days), provide to the BPIAE Agent a copy of its remedial plan (which shall substantially reflect the discussions between the Borrower and the BPIAE Agent and the Lenders) to resolve such adverse consequences. The Borrower shall diligently carry out and comply with any course of action detailed in its remedial plan.”

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6.	The existing Clause 24.20 (Acceleration) is renumerated 24.21 and the following new Clause 24.20 (Hosting Cost Reimbursement) is added:
“24.20 Hosting Cost Reimbursement
The payment of Hosting Cost Reimbursement of at least $34,000,000 (less any Designated Aireon Receivable payment that is made after the date of the Seventh Supplemental Agreement but prior to the Seventh Supplemental Effective Date) that was to be made on the date of the initial disbursement under the Aireon System Debt has not been made on the Seventh Supplemental Effective Date.”

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SCHEDULE 3
FORM OF DIRECT AGREEMENT

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SCHEDULE 4
FORM OF AMENDED AND RESTATED HOSTING COST REIMBURSEMENT AGREEMENT

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SIGNATORIES
Parent
IRIDIUM COMMUNICATIONS INC.
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer

Borrower
IRIDIUM SATELLITE LLC
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer

Obligors
IRIDIUM COMMUNICATIONS INC.
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer
IRIDIUM HOLDINGS LLC
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer
IRIDIUM CARRIER HOLDINGS LLC
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer
IRIDIUM CARRIER SERVICES LLC
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer
IRIDIUM CONSTELLATION LLC
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick

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Title: Chief Financial Officer
IRIDIUM GOVERNMENT SERVICES LLC
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer, Iridium Constellation LLC, its Manager
SYNCOM-IRIDIUM HOLDINGS CORP.
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer
IRIDIUM BLOCKER-B INC.
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer
IRIDIUM SATELLITE SA LLC
By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer, Iridium Satellite LLC, its Manager

BPIAE Agent
SOCIÉTÉ GÉNÉRALE
By: /s/ Florian Degunst
Name: Florian Degunst
Title: Structured Finance Middle Office Operations, Senior Officer
By: /s/ Benjamin Graisely
Name: Benjamin Graisely
Title:
Security Agent
DEUTSCHE BANK TRUST COMPANY AMERICAS
By: /s/ Randy Kahn
Name: Randy Kahn
Title: Vice President
By: /s/ Kathleen Gannaway
Name: Kathleen Gannaway
Title: Vice President

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